This Registration Statement shall become effective immediately upon filing pursuant to Securities Act Rule 462
As filed with the Securities and Exchange Commission on January 8, 2018
Registration No. 333-

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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AROTECH CORPORATION
(Exact name of Registrant as specified in its charter)
_________
Delaware (State or other jurisdiction of incorporation or organization)	95-4302784 (I.R.S. Employer Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)
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AROTECH CORPORATION 2017 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN (Full title of the plan)
_________
Thomas J. Paup 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (734) 761-5836 Fax: (734) 761-5368
(Name and address of agent for service)

(734) 761-5836
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:
Steven M. Skolnick, Esq. Lowenstein Sandler LLP 65 Livingston Avenue Roseland, New Jersey 07068 Tel: (973) 597-2500 Fax: (973) 597-2400	AND	Yaakov Har-Oz, Adv. Arotech Corporation Western Industrial Zone Beit Shemesh 99000, Israel Tel: +(972-54) 646-4808 Fax: +(972-2) 990-6623
_________
Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer: ☐	Accelerated filer: ☒
Non-accelerated filer: ☐ (Do not check if a smaller reporting company)	Smaller reporting company: ☐
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maxi-mum offering price per share		Proposed maxi-mum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	750,000	(2)	$3.485	(3)	$2,613,750	(3)	$325.41

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of our common stock, par value $0.01 per share (the “Common Stock”) may be issued or issuable as a result of a stock split, stock dividends or similar transactions while this registration statement on Form S-8 (the “Registration Statement”) is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.
(2) Shares not yet issued pursuant to the Arotech Corporation 2017 Non-Employee Director Equity Compensation Plan (the “Plan”).
(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales price reported by The Nasdaq Global Market System for the Common Stock on January 4, 2018.

PART I
Information Required in the Section 10(a) Prospectus
Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
Information Required in the Registration Statement
Item 3.          Incorporation of Documents by Reference.
The following documents, which have been filed by Arotech Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:
(a)          The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 16, 2017;
(b)          The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed respectively on May 9, 2017, August 9, 2017, and November 9, 2017;
(c)          The Company’s Current Reports on Form 8-K filed on January 3, 2017, January 30, 2017, March 15, 2017, May 9, 2017, May 24, 2017, August 8, 2017, and November 8, 2017 (other than any portions thereof deemed furnished and not filed); and
(d)          The description of the common stock of the Company contained in the Company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 2, 1994, and any amendment or report filed for the purpose of updating any such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.
Item 4.          Description of Securities.
Not required.
Item 5.          Interests of Named Experts and Counsel
None.
Item 6.          Indemnification of Directors and Officers
Arotech Corporation is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and By-Laws contain provisions eliminating the liability of directors to the extent permitted by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Article 10 of the Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.
Article 11 of the Company’s Certificate of Incorporation provides that the Company shall, to the maximum extent permitted under the DGCL, indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.
The Company also maintains directors’ and officers’ insurance.
For the undertaking with respect to indemnification, see Item 9 herein.

Item 7.          Exemption from Registration Claimed
Not applicable.
Item 8.          Exhibits
Exhibit Number	Description
(1) 4.1	Amended and Restated Certificate of Incorporation
(2) 4.1.1	Amendment to Amended and Restated Certificate of Incorporation
(3) 4.1.2	Amendment to Amended and Restated Certificate of Incorporation
(4) 4.1.3	Amendment to Amended and Restated Certificate of Incorporation
(5) 4.1.4	Amendment to Amended and Restated Certificate of Incorporation
(6) 4.2	Amended and Restated By-Laws
(7) 4.3	Specimen Certificate for Common Stock
† 5.1	Opinion of Lowenstein Sandler LLP
†23.1	Consent of BDO USA, LLP
†23.2	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)
†24.1	Powers of Attorney (included in the signature page to this registration statement on Form S-8)
†99.1	Arotech Corporation 2017 Non-Employee Director Equity Compensation Plan
(1)          Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-73256), which became effective on February 23, 1994
(2)          Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2000
(3)          Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2003
(4)          Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006
(5)          Incorporated by reference to our Current Report on Form 8-K filed June 9, 2009
(6)          Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 33-97944), which became effective on February 5, 1996
(7)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004
†Filed herewith.
Item 9.          Undertakings
(a) The undersigned registrant hereby undertakes:
(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 4th day of January, 2018.

AROTECH CORPORATION

By:         /s/ Dean M. Krutty
Name:  Dean M. Krutty
Title:    Acting Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean Krutty and Yaakov Har-Oz, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Dean M. Krutty	Acting Chief Executive Officer	January 4, 2018
Dean M. Krutty	(Principal Executive Officer)

/s/ Thomas J. Paup	Senior Vice President – Finance and Chief Financial Officer	January 4, 2018
Thomas J. Paup	(Principal Financial Officer)

/s/ Colin Gallagher	Controller	January 8, 2018
Colin Gallagher	(Principal Accounting Officer)

/s/ Jon B. Kutler	Chairman of the Board and Director	January 3, 2018
Jon B. Kutler

/s/ Michael E. Marrus	Director	January 3, 2018
Michael E. Marrus

/s/ Kenneth W. Cappell	Director	January 3, 2018
Kenneth W. Cappell

/s/ Lawrence F. Hagenbuch	Director	January 3, 2018
Lawrence F. Hagenbuch

/s/ James J. Quinn	Director	January 4, 2018
James J. Quinn